Exhibit 99.1

FC Global Realty Incorporated Announces Purchase of Office Building

☐	Company Acquires Medical Office Building via Sale-Leaseback Transaction with Local Dayton Medical Practice

FC Global Realty Incorporated (NASDAQCM and TASE: FCRE), a company focused on opportunistic real estate acquisition, development and management, announced that the Company, through its subsidiary, RETPROP I, LLC, has closed on its acquisition of an office building totaling 7,738 square feet in Dayton, Ohio. The acquisition was completed on April 26, 2018. The former owner, a well-known family medical practice, sold the asset to the Company via a sale leaseback transaction and concurrently entered into a triple net (NNN) lease with the Company which runs through April 2022. The tenant will have the option to renew the NNN lease for two additional five-year terms.

“FCRE is always hunting for investment opportunities in existing income-producing properties in well located submarkets with the potential for future economic development. Our objective in purchasing income producing assets is to acquire real estate with strong submarket fundamentals at attractive cash spreads. This particular property provides immediate value to the Company through a new triple net lease with the former owner-operator, thus providing a strong underlying credit profile,” stated Vineet P. Bedi, the Company’s Chief Executive Officer.

Matthew Stolzar, Chief Financial Officer and Chief Investment Officer added, “This acquisition adds a solid income-producing asset with a strong tenant already in place to the Company’s portfolio of real estate properties, representing an early step in the strategy to grow into a leading real estate development and asset management corporation.”

About FC Global Realty Incorporated

FC Global Realty Incorporated (and its subsidiaries), re-incorporated in Nevada on December 30, 2010, originally formed in Delaware in 1980, is a company focused on opportunistic real estate acquisition, development and management, concentrating primarily on investments in high quality income producing assets, hotel and resort developments, residential developments and other opportunistic commercial properties.

Safe Harbor

Some portions of the press release, particularly those describing FCRE’s strategies, operating expense reductions and business plans contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding plans for property development, management and marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, there are risks and uncertainties related to our ability to ensure continued business development, regulatory compliance, business performance and/or market growth.  These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. The Company cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement. The Company anticipates that subsequent events and developments will cause its views to change. The information contained in this press release speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of any proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of FCRE, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Source: FC Global Realty Incorporated

Vineet P. Bedi

Chief Executive Officer

Email: Vineet@fcglobalrealty.com

Phone: 646-512-9459